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                   [LETTERHEAD OF NYKIEL, CARLIN & CO., LTD.]



                                                                    EXHIBIT 23.1


                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our report dated February 28, 2003 relating to the financial statements of Beeland Management Company, L.L.C., which appear in such Registration Statement. We also consent to the reference to us under the headings "Experts" in such Registration Statement.

/s/ NYKIEL, CARLIN & CO., LTD.

Nykiel, Carlin & Co., Ltd.
Schaumburg, Illinois


May 6, 2003